UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2012

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Obagi Medical Products, Inc. (the “Company”) announced that Kristina M. Leslie has been appointed the Company’s Board of Directors (the “Board”), effective as of July 31, 2011. Ms. Leslie was also appointed to the Company’s Audit Committee.

Ms. Leslie currently serves on the board of directors of Orbitz Worldwide, Inc., a global online travel company, where she is Chairwoman of the audit committee, and a member of the compensation and nominating and corporate governance committees, and PICO Holdings, Inc., a diversified holding company, where she is the non-executive Chairwoman of the board, Chairwoman of the corporate governance committee and a member of the audit and compensation committees.  From 2007 through 2010, Ms. Leslie served on the board of directors of Bare Escentuals, Inc., a cosmetic company where she was a member of the audit committee.  Ms. Leslie also serves on the board of directors of Methodist Hospital in Arcadia, CA where she is Treasurer and Chairwoman of the finance, audit and compliance committee, and a member of the compensation and executive committees.   In addition, Ms. Leslie serves as the Chairwoman of the board of directors at Flintridge Preparatory School in La Cañada Flintridge, CA.  Ms. Leslie holds a BA degree in economics from Bucknell University and an MBA from Columbia University.

From 2004 to 2007, Ms. Leslie served as Chief Financial Officer of DreamWorks Animation SKG, Inc., a company that develops and produces computer generated animated feature films.  Prior to DreamWorks Animation SKG, Ms. Leslie served as the Chief Financial Officer of DreamWorks LLC, a diversified entertainment company, from 2003 to 2004, and as Head of Corporate Finance and Strategic Planning from 1996 to 2003.  While at DreamWorks LLC, Ms. Leslie led the initial public offering of DreamWorks Animation SKG.  Ms. Leslie also served as Director of Financial Planning for Viacom Inc., an entertainment company, from 1993 to 1996.

Ms. Leslie will participate in the compensation plan for non-employee directors of the Company, as described in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August  2, 2012.  Accordingly, in connection with her appointment to the Board, Ms. Leslie was awarded 4,890 shares of the Company’s Common Stock having a fair market value of approximately $75,000 on the date of grant, which shares will be subject to forfeiture until July 31, 2013.

In addition, Ms. Leslie will enter into an indemnification agreement with the Company, the form of which is filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 13, 2006.

On August 2, 2012 the Company issued a press release regarding Ms. Leslie’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of Obagi Medical Products, Inc. dated August 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: August 2, 2012	By:	/s/ Preston S. Romm
Preston S. Romm
Chief Financial Officer